Exhibit 99.3

UNAUDITED PRO FORMA CARVE-OUT FINANCIAL STATEMENTS OF THE OUTDOOR

BUSINESS OF CLEAR CHANNEL HOLDINGS, INC.

Capitalized terms used herein and not defined have the meanings ascribed to them in the original Current Report on Form 8-K filed by Clear Channel Outdoor Holdings, Inc. on May 2, 2019. As used herein, the term “CCOH” refers to Old CCOH prior to the consummation of the Transactions, and to the Company after the consummation of the transactions.

The following unaudited pro forma carve-out financial statements have been developed by applying pro forma adjustments to the historical carve-out financial statements of the Outdoor Business of Clear Channel Holdings, Inc. (“CCH” or the “Company”). The unaudited pro forma carve-out balance sheet as of March 31, 2019 gives effect to the Separation and related transactions (collectively, the “Transactions”), as defined elsewhere in this Amendment to Current Report on Form 8-K (the “Form 8-K”), as if they had occurred on March 31, 2019. The unaudited pro forma carve-out statements of operations for the three months ended March 31, 2019 and the year ended December 31, 2018 give effect to the Transactions and the CCWH Refinancing (as defined below) as if they had occurred on January 1, 2018. All pro forma adjustments and underlying assumptions are described more fully in the notes to the unaudited pro forma carve-out financial statements.

The unaudited pro forma carve-out statements of operations do not include the effects of nonrecurring impacts arising directly as a result of the Transactions. The unaudited pro forma carve-out balance sheet as of March 31, 2019 and the unaudited pro forma carve-out statement of operations for the three months ended March 31, 2019 have been derived from the unaudited historical carve-out financial statements of the Outdoor Business of CCH included in this Form 8-K. The unaudited pro forma carve-out statement of operations for the year ended December 31, 2018 has been derived from the audited historical carve-out financial statements of the Outdoor Business of CCH not included in this Form 8-K. The amounts in the tables may not add due to rounding.

The unaudited pro forma carve-out financial information presented in this Form 8-K is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Transactions and the CCWH Refinancing were completed on the dates indicated, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon available information and certain assumptions that management believes to be reasonable.

You should read these unaudited pro forma carve-out financial statements in conjunction with:

•	the accompanying notes to the unaudited pro forma carve-out financial statements;

•	the unaudited historical carve-out financial statements of the Outdoor Business of CCH as of March 31, 2019 and for the three-month periods ended March 31, 2019 and 2018 included in this Form 8-K; and

•	the audited historical carve-out financial statements of the Outdoor Business of CCH for the year ended December 31, 2018 not included in this Form 8-K.

OUTDOOR BUSINESS OF CLEAR CHANNEL HOLDINGS, INC.

UNAUDITED PRO FORMA CARVE-OUT BALANCE SHEET

As of March 31, 2019

(in thousands)

	Historical	Transaction Adjustments		Pro Forma for the Transactions
ASSETS
Cash and cash equivalents	$170,510	$151,386	A,B	$321,896
Accounts receivable, net of allowance	636,520	—		636,520
Prepaid expenses	60,286	—		60,286
Other current assets	31,642	—		31,642

Total Current Assets	898,958	151,386		1,050,344
PROPERTY, PLANT AND EQUIPMENT
Structures, net	1,014,688	—		1,014,688
Other property, plant and equipment, net	229,872	—		229,872
INTANGIBLE ASSETS AND GOODWILL
Indefinite-lived intangibles - permits	971,163	—		971,163
Other intangible assets, net	249,184	83,909	C	333,093
Goodwill	702,819	—		702,819
OTHER ASSETS
Operating lease right-of-use assets	2,004,486			2,004,486
Due from iHeartCommunications	154,758	(154,758)	B	—
Other assets	99,706	—		99,706

Total Assets	$6,325,634	$80,537		$6,406,171

CURRENT LIABILITIES
Accounts payable	$105,026	$—		$105,026
Current operating lease liabilities	366,433			366,433
Accrued expenses	471,194	—		471,194
Deferred income	103,239	—		103,239
Current portion of long-term debt	234	—		234

Total Current Liabilities	1,046,126	—		1,046,126

Long-term debt	5,293,405	—		5,293,405
Noncurrent operating lease liabilities	1,668,558	—		1,668,558
Due to iHeartCommunications - post petition	73,747	(73,747)	B	—
Mandatorily redeemable preferred stock	—	44,345	A	44,345
Deferred income taxes	323,460	77,555	F	401,015
Other long-term liabilities	176,168	—		176,168
Commitments and contingent liabilities
COMPANY DEFICIT
Noncontrolling interest	155,027	—		155,027
Majority owner’s net investment	(2,065,333)	2,065,333	D,E	—
New CCOH common stock, par value $.01 per share	—	3,656	D	3,656
Additional paid-in capital	—	3,119,646	C,D,E	3,119,646
Accumulated deficit	—	(5,156,251)	B,D,E	(5,156,251)
Accumulated other comprehensive income	(345,524)	—		(345,524)

Total Company Deficit	(2,255,830)	32,384		(2,223,446)

Total Liabilities and Company Deficit	$6,325,634	$80,537		$6,406,171

OUTDOOR BUSINESS OF CLEAR CHANNEL HOLDINGS, INC.

UNAUDITED PRO FORMA CARVE-OUT STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2019

(in thousands)

	Historical	Transaction Adjustments		Pro Forma for the Transactions
Revenue	$587,116	$—		$587,116
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	347,827	—		347,827
Selling, general and administrative expenses (excludes depreciation and amortization)	122,966	—		122,966
Corporate expenses (excludes depreciation and amortization)	28,614	—		28,614
Depreciation and amortization	75,076	2,248	I	77,324
Other operating expense, net	(3,522)	—		(3,522)

Operating income	9,111	(2,248)		6,863
Interest expense	114,863	(6,177)	G,J,K	108,686
Equity in earnings (loss) of nonconsolidated affiliates	(207)	—		(207)
Loss on extinguishment of debt	(5,474)	5,474	J	—
Other expense, net	(358)	—		(358)

Loss before income taxes	(111,791)	9,403		(102,388)
Income tax expense	(57,763)	(2,351)	L	(60,114)

Net loss	$(169,554)	$7,052		$(162,502)

OUTDOOR BUSINESS OF CLEAR CHANNEL HOLDINGS, INC.

UNAUDITED PRO FORMA CARVE-OUT STATEMENT OF OPERATIONS

For the Year Ended December 31, 2018

(in thousands)

	Historical	Transaction Adjustments		Pro Forma for the Transactions
Revenue	$2,721,705	$—		$2,721,705
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	1,470,668	—		1,470,668
Selling, general and administrative expenses (excludes depreciation and amortization)	522,918	—		522,918
Corporate expenses (excludes depreciation and amortization)	152,090	(38,571)	H	113,519
Depreciation and amortization	318,952	8,990	I	327,942
Impairment charges	7,772	—		7,772
Other operating income, net	2,498	—		2,498

Operating income	251,803	29,581		281,384
Interest expense	388,133	44,901	J,K	433,034
Interest income on Due from iHeartCommunications Note	393	(393)	G	—
Equity in earnings (loss) of nonconsolidated affiliates	904	—		904
Other expense, net	(35,297)	—		(35,297)

Loss before income taxes	(170,330)	(15,713)		(186,043)
Income tax expense	(32,515)	3,928	L	(28,587)

Net loss	$(202,845)	$(11,785)		$(214,630)

NOTES TO UNAUDITED PRO FORMA CARVE-OUT FINANCIAL STATEMENTS

NOTE 1: BASIS OF PRESENTATION

The unaudited pro forma carve-out financial statements have been developed by applying pro forma adjustments to the historical unaudited carve-out financial statements of the Outdoor Business of CCH as of and for the three months ended March 31, 2019 included in this Form 8-K and the historical audited carve-out financial statements of the Outdoor Business of CCH for the year ended December 31, 2018 not included in this Form 8-K. The unaudited pro forma carve-out balance sheet as of March 31, 2019 gives effect to the Transactions as if they occurred on March 31, 2019. The unaudited pro forma carve-out statements of operations for the three months ended March 31, 2019 and for the year ended December 31, 2018 give effect to the Transactions and the CCWH Refinancing as if they occurred on January 1, 2018.

As more fully discussed elsewhere in this Form 8-K, the Separation of the Outdoor Business of CCH was effectuated through the following series of transactions:

•	CCH was released from its guarantees of all of iHeartCommunications’ pre-petition indebtedness and its guarantee of the iHeartCommunications debtor-in-possession credit facility.

•

The equity interests of all of the subsidiaries of CCH, other than CCOH, were transferred to iHeart Operations, Inc. (“Radio Newco”) in exchange for common stock and preferred stock of Radio Newco, and CCH sold preferred stock of Radio Newco to third parties for cash.

•	CCH distributed the common stock of Radio Newco, and the proceeds of the sale of the Radio Newco preferred stock, to iHeartCommunications.

•

The outstanding shares of Class B common stock of Old CCOH (the “Old CCOH Class B Common Stock”) were converted into shares of Class A common stock of Old CCOH (the “Old CCOH Class A Common Stock” and together with the Old CCOH Class B Common Stock, the “Old CCOH Common Stock”).

•	Old CCOH merged (the “Merger”) with and into CCH with CCH surviving and changing its name to Clear Channel Outdoor Holdings, Inc. (the “Company”).

•	The outstanding shares of Old CCOH Class A Common Stock held by the public stockholders of Old CCOH were converted in the Merger into an equal number of shares of Common Stock of the Company.

•	The Company sold Series A Perpetual Preferred Stock (the “Preferred Stock”) to third parties for cash.

•

iHeartCommunications transferred the shares of Common Stock it owns to holders of claims pursuant to the iHeartMedia Plan of Reorganization, other than 31,269,762 shares subject to the iHeart Warrants.

In addition, as part of the Settlement Agreement more fully discussed elsewhere in this Form 8-K, iHeartCommunications, CCH and Old CCOH consummated the following transactions:

•

The cash sweep agreement under the Corporate Services Agreement and any agreements or licenses requiring royalty payments to iHeartMedia and its affiliated debtor entities (the “Debtors”) by CCOH for trademarks or other intellectual property (“Trademark License Fees”) were terminated.

•	iHeartMedia and the Company entered into a new Transition Services Agreement to provide administrative services currently and historically provided to CCOH by iHeartCommunications.

•	The Trademark License Fees charged during the post-petition period were waived by the Debtors.

•	The post-petition intercompany balance due to iHeartCommunications was repaid, after being adjusted for the Trademark License Fees charged to CCOH during the post-petition period.

•

iHeartMedia contributed the rights, title and interest in and to all tradenames, trademarks, service marks, common law marks and other rights related to the Clear Channel tradename (the “CC Intellectual Property”) to the Company.

•

The Debtors paid $107.0 million to the Company, which consisted of the $149.0 million recovery of the Company’s claim under the Due from iHeartCommunications Note, adjusted for the amount owed to iHeartCommunications related to the post-petition intercompany balance.

•

iHeartCommunications entered into a credit agreement with Clear Channel Outdoor, LLC, a wholly-owned subsidiary of the Company, to provide a line of credit in an aggregate amount not to exceed $200 million at the Prime rate of interest.

In February 2019, CCWH, a wholly-owned subsidiary of CCOH, refinanced its $275.0 million aggregate principal amount of 7.625% Series A Senior Subordinated Notes due 2020 of CCWH and $1,925.0 million aggregate principal amount of 7.625% Series B Senior Subordinated Notes due 2020 of CCWH (together, the “Old CCWH Subordinated Notes”) with the proceeds from the issuance of $2,235.0 million aggregate principal amount of the 9.25% Senior Subordinated Notes due 2024 of CCWH (the “New CCWH Subordinated Notes”) (the “CCWH Refinancing”).

NOTE 2: PRO FORMA ADJUSTMENTS FOR THE SEPARATION

Pro Forma Balance Sheet Adjustments

In order to reflect the pro forma capital structure of the Company, the unaudited pro forma carve-out balance sheet of the Outdoor Business of CCH as of March 31, 2019 includes the following adjustments related to the Transactions:

A.

The issuance by the Company of 45,000 shares of Preferred Stock for cash in an aggregate amount equal to $44.3 million, net of issuance costs. The Preferred Stock includes repurchase rights, pursuant to which the holders of Preferred Stock may require a designated subsidiary of the Company to purchase the shares after the fifth anniversary of issuance. In addition, upon occurrence of (i) any change of control, (ii) a liquidation, dissolution, or winding up or (iii) certain insolvency events, each holder may require the Company to redeem for cash all of the then outstanding shares of Preferred Stock. On the tenth anniversary of the issue date of the Preferred Stock, the shares of Preferred Stock will be subject to mandatory redemption for an amount equal to the liquidation preference. As a result, the Preferred Stock is mandatorily redeemable and is therefore classified as a liability in the unaudited pro forma balance sheet.

B.

The settlement of the Due from iHeartCommunications Note, the post-petition intercompany balance between iHeartCommunications and CCOH and the net payment to the Company of $107.0 million on the effective date of the Merger (the “Effective Date”). The Separation Agreement provided for (i) the repayment of the post-petition intercompany balance outstanding in favor of the Debtors as of December 31, 2018, which was equal to $21.6 million as of that date and (ii) the waiver of the set-off value of any royalties and IP license fees owed to iHeartCommunications equal to approximately $31.8 million from March 14, 2018 through December 31, 2018, such that the resulting intercompany balance on December 31, 2018 was $10.2 million in favor of CCOH. From January 1, 2019 through March 31, 2019, CCOH incurred an additional intercompany liability of $52.1 million in favor of iHeartCommunications. Pursuant to an amendment to the Separation Agreement dated April 24, 2019, CCOH agreed to offset the $149.0 million recovery of CCOH’s claims under the Due from iHeartCommunications Note and the $10.2 million amount owed by iHeartCommunications as discussed above by $52.1 million.

C.	The contribution by iHeartCommunications of the CC Intellectual Property to CCOH, which was recorded at its historical book value of $83.9 million.

D.

The issuance and conversion of shares of common stock in the Merger. Each share of Old CCOH Class A Common Stock (other than shares of Old CCOH Class A Common Stock held by CCH and its subsidiaries) (approximately 325,726,917 shares as of March 31, 2019, after giving effect to the conversion of Old CCOH Class B Common Stock to Old CCOH Class A Common Stock, which happened prior to the Merger) issued and outstanding immediately prior to the Merger were cancelled and converted into the right to receive one share of New CCOH Common Stock. Each share of Old CCOH Class A Common Stock held by CCH and its subsidiaries were cancelled and retired, and no shares of New CCOH Common Stock were exchanged for such shares. The outstanding shares of CCH’s common stock immediately before the Merger converted into a number of shares of New CCOH Common Stock equal to the number of shares of Old CCOH Common Stock held by CCH immediately before the Merger (325,726,917 shares). As a result, the Company had approximately 365,618,611 shares outstanding upon consummation of the Transactions.

E.

The re-designation of majority owner’s net investment in CCH as stockholders’ accumulated deficit. As a result of the Separation, (i) the majority owner’s net investment in CCH will be re-designated as stockholders’ deficit, (ii) the Company’s additional paid-in capital will reflect Old CCOH’s additional paid-in capital, as adjusted for the elimination of Old CCOH’s treasury stock, the contribution of the CC Intellectual Property and the waiver of the set-off value of any royalties and IP licenses owed to iHeartCommunications and (iii) the Company’s accumulated deficit will reflect Old CCOH’s accumulated deficit, plus the $5.8 million loss on the settlement of the Due from iHeartCommunications Note.

F.

The $77.6 million increase in deferred tax liabilities results from a reduction of deferred tax assets for federal and state net operating loss carryforwards that occurred at the time of Separation, which is offset in part by a reduction in valuation allowance. Upon completion of the Separation and in connection with iHeartMedia’s emergence from bankruptcy proceedings under Chapter 11 of the Bankruptcy Code, the Company’s federal and state net operating loss carryforwards will be reduced in accordance with Code Section 108 due to cancellation of debt income, which is not includable in U.S. federal taxable income. The estimated remaining federal and state net operating loss carryforwards upon Separation is zero. Additionally, as a result of the series of transactions to effect the Separation, the Company expects to generate a federal capital loss carryforward which will be available to offset capital gains that may arise in future periods. The resulting deferred tax asset of $120 million is fully offset by valuation allowance in the pro forma adjustment to deferred income taxes.

Pro Forma Statement of Operations Adjustments

The unaudited pro forma carve-out statements of operations of the Outdoor Business of CCH for the three months ended March 31, 2019 and the year ended December 31, 2018 include the following adjustments related to the Transactions and the CCWH Refinancing:

G.

Elimination of interest income of $0.4 million recognized on the post-petition balance owed by iHeartCommuncations for the year-ended December 31, 2018 and the elimination of interest expense of $0.8 million recognized on the post-petition balance owed to iHeartCommunications for the three months ended March 31, 2019.

H.

Elimination of trademark license fees of $38.6 million for the year ended December 31, 2018 charged to CCOH under any agreements or licenses requiring royalty payments to the Debtors by CCOH for trademarks or other intellectual property. No trademark license fees were incurred during the three months ended March 31, 2019.

I.

Increase in amortization expense of $2.2 million and $9.0 million for the three months ended March 31, 2019 and the year ended December 31, 2018, respectively, as a result of the contribution of the CC Intellectual Property to CCOH with a remaining useful life of 9.3 years as of March 31, 2019.

J.

For the year ended December 31, 2018, net increase in interest expense of $40.2 million, resulting from the elimination of interest recognized on the Old CCWH Subordinated Notes of $171.9 million and the addition of pro forma interest expense of $212.1 million on the New CCWH Subordinated Notes.

For the three months ended March 31, 2019, net decrease in interest expense of $6.5 million, resulting from the elimination of interest expense recognized on the Old CCWH Subordinated Notes of $30.8 million through March 6, 2019 and the addition of pro forma interest expense of $24.3 million on the New CCWH Subordinated Notes for the period from January 1, 2019 through February 4, 2019. The pro forma interest expense adjustment for the three months ended March 31, 2019 resulted in a reduction in interest expense as both the Old CCWH Subordinated Notes and the New CCWH Subordinated Notes were outstanding from February 4, 2019 to March 6, 2019. For purposes of these pro forma financial statements, the CCWH

Refinancing is assumed to have occurred on January 1, 2018 and therefore the impact on interest expense of having both Notes outstanding during quarter has been eliminated. This decrease is offset by the higher principal amount and higher interest rate on the $2,235.0 million of New CCWH Subordinated Notes, which bear interest at 9.25% per annum, compared to the $2,200.0 million of Old CCWH Subordinated Notes, which bore interest at 7.625% per annum.

The adjustment also reflects the elimination of the Loss on extinguishment of debt of $5.5 million recognized in the three months ended March 31, 2019 as a result of the CCWH Refinancing.

K.

Increase in interest expense of $1.2 million and $4.6 million for the three months ended March 31, 2019 and the year ended December 31, 2018, respectively, related to the issuance of the Preferred Stock. As described above, the Preferred Stock is mandatorily redeemable and classified as a liability, with dividends reflected as interest expense in these unaudited pro forma carve out financial statements.

Dividends on the Preferred Stock accrue on a daily basis at the applicable dividend rate on the then-current liquidation preference of the Preferred Stock, as and when declared by the board of directors. Dividends will either (a) be payable in cash, if and to the extent declared by the board of directors, or (b) be added to the liquidation preference. The dividend rate will be equal to (i) the greater of (a) a published LIBOR rate or (b) two (2%) percent plus (ii) either a cash dividend margin or an accruing dividend margin, in each case based on the Company’s consolidated leverage ratio, subject to certain adjustments. At any leverage ratio, the accruing dividend margin will exceed the cash dividend margin by 1.5%. For purposes of these unaudited pro forma carve out financial statements, the pro forma dividend is being calculated based on the cash dividend margin, which based on the Company’s leverage ratio as of March 31, 2019, is 10.27%.

L.

The adjustments to income tax expense have been calculated assuming a 25% statutory tax rate for the three months ended March 31, 2019 and the year ended December 31, 2018, which is comprised of the U.S. federal tax rate of 21% and a blended 4% rate to account for the various state and local tax jurisdictions in which the Company operates. The effects on income tax expense attributed to the reduction in the deferred tax assets for net operating loss carryforwards and the adjustments to the opening balance of valuation allowance are not included in the unaudited pro forma carve-out statement of operations because the items are non-recurring in nature.

The pro forma statements of operations assume that the costs to be incurred under the new Transition Services Agreement are equivalent to the costs of the services charged to CCOH historically under the Corporate Services Agreement. These pro forma financial statements do not adjust for any one-time costs incurred by CCOH in connection with the Transactions.